EXHIBIT 10.2

Confidentiality and Non-Compete Agreement

The undersigned (the “Executive”) is a shareholder or an employee of ICELAND HEALTH, INC., a New York corporation (“Iceland Health”), and wishes to induce Nutrition 21, Inc., a New York corporation (the “Corporation”) to acquire Iceland Health by merger into a subsidiary of the Corporation concurrently herewith. Iceland Health and the Corporation are each hereafter sometimes referred to as the “Company.”

In consideration of the foregoing and the Executive’s being employed or retained to perform or to continue to perform services for the Company (the period of such employment or retention being referred to herein as the “Employment Period”), Executive hereby agrees as follows:

1. Obligation of Confidentiality.

1.1 “Confidential Information” means any information and data of a confidential nature disclosed by the Company whether in oral, written, graphic, or machine-readable form, but does not include any information which (a) at the time of disclosure was part of the public domain; (b) after disclosure becomes part of the public domain by publication or otherwise, except by breach of this agreement by Executive; (c) is independently created or discovered by Executive at any time more than three months after the termination of the Employment Period; or (d) at any time after the termination of the Employment Period is disclosed to Executive by a third party not known to Executive to be under any confidentiality obligation to the Company.

1.2 The Executive hereby agrees to hold the Company’s Confidential Information in strict confidence and not to disclose such Confidential Information to any third parties nor make use of such Confidential Information for his own benefit or for the benefit of another, or for any use other than in the course of providing services for the Company in the course of employment, provided, however, that Executive is not restricted under this Section 1.2 from any dealings with, for his own benefit or otherwise, the persons listed as vendors on Schedule 9(p)(vi) to the Merger Agreement (other than Lysi Hf and suppliers of ingredients for products made or distributed by or for Iceland Health or the Company), provided that Executive does not breach any of the other provisions of this Agreement.

1.3 Upon the written request of Company or termination of the Executive’s relationship with the Company, for any reason whatsoever, the Executive shall return to Company and/or destroy all Confidential Information, and all copies thereof, properly belonging to Company, unless otherwise instructed in writing by Company. In addition, upon request by the Company, the Executive shall promptly deliver a written certification affirming that Executive has complied with this Section.

1.4 The obligations of confidentiality set forth in this Section 1 shall bind the Executive during his employment or retention by the Company and at all times thereafter.

2. Obligation Not To Compete

2.1 The term “Restricted Period” means the period beginning on the date of this Agreement and ending on the later of (i) the fifth anniversary of the date of this Agreement, or (ii) two years after the termination of his employment or retention by the Company or Executive for any reason or for no reason and whether or not for cause.

2.1.1During the Restricted Period, except on behalf of the Company, Executive will not anywhere directly or indirectly (whether through family members or other affiliated parties or otherwise) be employed or retained by, provide financing for, or solicit, contract or offer to provide or sell or purchase or otherwise deal in or with (i) any product that contains fish oil or Omega 3, or (ii) any product or service similar to or in competition with any product or service sold or provided by the Company at the time of termination of his employment or during the twelve months immediately preceding such termination, or (iii) any product or service that is provided or sold by Lysi Ltd.

3. No-Hire. Executive covenants that at all times during the Restricted Period, Executive will not directly or indirectly:

3.1 solicit or hire or retain any person who was an Executive or consultant of the Company at any time during the then preceding two years, or

3.2 encourage or solicit any person to leave the employ of the Company.

4. Intellectual Property.

4.1 All inventions, software, ideas, strategies, methods, trade secrets, and associated documentation, whether or not patentable or copyrightable, made or conceived solely or jointly by Executive during the Executive’s employment at Iceland Health prior to the date hereof or during the Employment Period, which relate in any manner to the actual or anticipated business, including research and development, of the Company or are suggested by Executive or result from work assigned to Executive or work performed by Executive (“Intellectual Property”), shall be the property of the Company. In addition, Executive agrees:

a.	To promptly and fully disclose in writing to the Company all such Intellectual Property;

b.     To cooperate with the Company in all reasonable ways to protect the Company's rights therein, including the execution of papers deemed by the Company to be desirable or necessary to enable the Company to apply for, secure, and maintain patent or copyright protection thereon in the United States and in foreign countries;

4.2 To the extent the Company’s ownership of the Intellectual Property is ever at issue, Executive, on behalf of Executive and Executive’s heirs and successors in interest, does hereby irrevocably assign, free of any liens or encumbrances, all his worldwide rights, title and interest in and to said Intellectual Property to the Company, including, without limitation, any and all copyrights and all patents of said Intellectual Property, to have and to hold unto its successors and assigns, and this Agreement shall be proper evidence thereof.

5. Remedies. In the event of breach or threatened breach by Executive of any provision of this Agreement, the Company shall be entitled to apply for relief by temporary restraining order, temporary injunction, or permanent injunction, without requirement of posting a bond or any other security, and to all other relief to which it may be entitled, including any and all monetary damages which the Company may incur as a result of said breach, violation or threatened breach or violation.

6. No Offsets. The validity of this Agreement and the covenants thereunder shall in no way be affected by any valid or invalid claims or causes of action that Executive has or will have against the Company for any matter or thing, including without limitation, the termination by the Company of Executive’s employment without cause, breach by the Company of any agreement with the Company or the failure by the Company to pay any amount to the Executive.

7. Miscellaneous.

7.1 This Agreement shall be governed by and construed in accordance with the laws of the State of New York and embodies all of the understandings and obligations between the parties with respect to the subject matter hereof. This agreement supersedes all prior agreements entered into by the parties with respect to the subject matter hereof. In the event of any inconsistency between this Agreement and any other agreement with the Executive, this Agreement shall govern and be binding. This Agreement shall not be changed, modified or amended except in a writing signed by both parties.

7.2 This Agreement is not an employment agreement and gives no right to Executive to be retained for any period or any duration, or any other rights.

7.3 To the extent any provision of this Agreement is held to be unenforceable or invalid, the remainder of the Agreement shall be remain in full force and effect and the Agreement shall be interpreted to give effect to the such provision to the maximum extent permitted by law.

7.4 No failure or delay (in whole or in part) on the part of either party hereto to exercise any right or remedy hereunder will impair any such right or remedy, operate as a waiver thereof, or affect any right or remedy hereunder. All rights and remedies hereunder are cumulative and are not exclusive of any other rights or remedies provided hereunder or by law.

7.5 Notice. Any and all notices or other communications required or permitted to be given under any of the provisions of this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when forwarded for priority delivery by Federal Express or other recognized courier, addressed, if to the Company, to it at its then principal offices, attn: President, and, if to the Executive, to him at Mark Stenberg, 115 East 87th Street - Apt. 18A, New York, NY 10128 (or at such other address as any party may specify by notice to all other parties given as aforesaid).

7.6 Governing Law; Resolution of Disputes; Service of Process. This Agreement shall in all respects be construed according to the laws of the State of New York. Service of process shall be effective when given in the manner provided for notices hereunder. The federal and state courts sitting in the State of New York shall have exclusive jurisdiction with respect to this Agreement. Trial by jury is waived.

7.7 Executive acknowledges receipt of this Agreement, and that his ability to earn a livelihood will not be unreasonably affected hereby. He has discussed this Agreement with his counsel.

7.8 This Agreement may be signed by facsimile and in counterparts.

NUTRITION 21 INC..
By: ___________________ Name: Paul Intlekofer Title: Chief Executive Officer	Executive __________________ Name:
Date: August 25, 2006	Date: August 25, 2006